                                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Ocean Bio-Chem, Inc. (File No. 333-204520) of our report dated March 30, 2016, relating to the consolidated financial statements of Ocean Bio-Chem, Inc., appearing in the Annual Report on Form 10-K of Ocean Bio-Chem, Inc. for the year ended December 31, 2015.

/s/ Goldstein Schechter Koch P.A.

Certified Public Accountants

Fort Lauderdale, FL

August 12, 2016